                          AMENDED AND RESTATED
                        ARTICLES OF INCORPORATION
                                   OF
                      LINCOLN HERITAGE CORPORATION
                      ----------------------------

      Pursuant to the provisions of the Texas Business Corporation Act, the Board of Directors and sole shareholder of Lincoln Heritage Corporation hereby adopt the following Amended and Restated Articles of Incorporation. Each Amendment hereto has been effected in conformity with the provisions of the Texas Business Corporation Act. These Amended and Restated Articles of Incorporation reflect various changes. Article IV has been amended to reflect the authorization of one million shares of Preferred Stock, par value $0.01. Article V has been amended to reflect the issuance of one million shares of Common Stock. Article VI is amended to authorize the Board of Directors to grant certain preemptive or preferential rights of subscription to shareholders. The former Article VII regarding cumulative voting rights is now contained in Section 4.2. Article VII increases the number of directors and provides for their government. Article VIII changes the registered agent and address. Article IX provides for the amendment of the Articles of Incorporation and the By-Laws. Article X provides for the non-liability of directors in specified circumstances. Article XI governs the conditions of indemnification.

      The Amended and Restated Articles were adopted unanimously by the Sole Shareholder, holder of 1,000,000 shares of Common Stock, on April 6, 1998. The Amended and Restated Articles of Incorporation have no effect on the amount of stated capital. The Amended and Restated Articles of Incorporation accurately copy the Articles of Incorporation and all Amendments thereto that are in effect to date and as further amended by these Amended and Restated Articles of Incorporation.

      As amended and supplemented by all certificates of amendment previously issued by the Secretary of State and as further amended, the Amended and Restated Articles of Incorporation of Lincoln Heritage Corporation read:

                                ARTICLE I
                                ---------

      The name of the Corporation is Lincoln Heritage Corporation.

                               ARTICLE II
                               ----------

      The duration of the Corporation is perpetual.


                               ARTICLE III
                               -----------

      The Corporation is formed for the purpose of transacting any or all lawful business which may be conducted by corporations incorporated under The Texas Business Corporation Act.

                               ARTICLE IV
                               ----------

      4.1 The Corporation shall have authority to issue the following shares:

      (1) Ten Million (10,000,000) shares of Common Stock having a par value of One Cent

($0.01) per share ("Common Stock"); and

      (2) One Million (1,000,000) shares of Preferred Stock having a par value of One Cent ($0.01) per share ("Preferred Stock").

      Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. Upon any voluntary or involuntary dissolution or liquidation of the Corporation, the rights of the holders of the Common Stock shall be junior and subordinate to the rights of the holders of the Preferred Stock.

            (a) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

            (b) The Board of Directors, by adoption of an authorizing resolution with regard to the shares of any series of Preferred Stock, may:

                  (1)   Fix the distinctive serial designation of the shares;

                  (2)   Fix the dividend rate, if any;

                  (3) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall cumulate, if any;

                  (4) Fix the redemption price and terms of redemption, if any;

                  (5) Fix the amount payable per share in the event of dissolution or liquidation of the Corporation, if any;

                  (6) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                  (7) Fix the terms and conditions under which the shares may be converted, if any;

                  (8) Provide whether such shares shall be non-voting, or shall have full or limited voting rights or voting rights contingent upon the occurrence of specified events, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                  (9) Establish any other preferences, qualifications, limitations, restrictions and special or relative rights with respect to such series not required by law.

      4.2 Except as otherwise required by the Texas Business Corporation Act, whenever the holders of shares of stock of the Corporation shall be entitled to vote as a class with respect to any matter, the affirmative vote of the holders of a majority of the outstanding shares of such class shall be required to constitute the act of such class. There shall be no right to cumulative voting in the election of directors.

                                ARTICLE V
                                ---------

      5.1 The class and number of shares that the Corporation had outstanding as of April 5, 1998, and the consideration received by the Corporation therefor, are:

                                            Total consideration
      Class         Number of shares         received therefor
      -----         ----------------         -----------------
      Common            1,000,000                 $10,000


      5.2 The Corporation did not commence business until it had received for the issuance of shares consideration of the value of at least One Thousand Dollars ($1,000).

                               ARTICLE VI
                               ----------

      No holder of shares of any class of stock of the Corporation, either now or hereafter authorized or issued, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, either now or hereafter authorized, or to any securities convertible into stock of any class of the Corporation, issued or sold, nor any right of subscription to any such security, other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such prices as the Board of Directors may from time to time fix, pursuant to the authority conferred by these Articles of Incorporation.

                               ARTICLE VII
                               -----------

      7.1 The number of directors to constitute the Board of Directors shall be fixed, from time to time, at not less than three (3) nor more than ten (10), by, or in the manner provided in, the By-Laws of the Corporation. The directors shall be divided into three classes: Class I; Class II; and Class III. The number of directors in any such class shall not exceed the number of directors in any other class by more than one (1). The term of office of the initial Class I directors shall expire at the annual meeting of shareholders of the Corporation in 1999; the term of office of the initial Class II directors shall expire at the annual meeting of shareholders of the Corporation in 2000; and the term of office of the initial Class III directors shall expire at the annual meeting of shareholders of the Corporation in 2001; or in each case thereafter until their respective successors are duly elected and qualified. At each annual meeting beginning in 1999 the directors elected to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual shareholder meeting or thereafter until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors need not be residents of the State of Texas or shareholders of the Corporation.


      7.2 Any vacancy on the Board (whether such vacancy is caused by death, resignation, or removal for cause or is the result of a newly created directorship) shall be filled by a majority of the directors then in office. Any director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal with cause, or is the result of an increase in the number of directors in such class) shall hold office for a term which shall expire with the term of the directors in such class.

      7.3 No director may be removed without cause from office during such director's term of office. At a meeting called expressly for that purpose, any director may be removed by the shareholders for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

      7.4   The names and addresses of the present directors are:

      Name                          Address
      ----                          -------
      Brent D. Cassity              10 S. Brentwood
                                    Suite 340
                                    Clayton, Missouri  63105

      Clinton Mitchell              Three Cielo Center
                                    1250 Capital of Texas Highway South
                                    Building 3 Suite 100
                                    Austin, Texas  78746

      Nicholas M. Powling           Three Cielo Center
                                    1250 Capital of Texas Highway South
                                    Building 3 Suite 100
                                    Austin, Texas  78746

      Randall K. Sutton             10 S. Brentwood
                                    Suite 340
                                    Clayton, Missouri  63105

      Howard A. Wittner             7700 Bonhomme
                                    Suite 400
                                    Clayton, Missouri  63105

                              ARTICLE VIII
                              ------------

      The address, including street and number, of the Corporation's registered office in this State is Three Cielo Center, 1250 Capital of Texas Highway South, Austin, Texas 78746, County of Travis, and the name of its registered agent at such address is Nicholas M. Powling.

                               ARTICLE IX
                               ----------

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation. Amendments to the Articles of Incorporation shall be made in the manner prescribed by the Texas Business Corporation Act, provided that any amendment to these Amended and Restated Articles of Incorporation that has not been approved by the Board of Directors of the Corporation shall be effective only upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock and at least two-thirds (2/3) of the outstanding shares of each other class or series of stock entitled to vote as a class or series (if any) with respect to such amendment. The power to make, alter, amend or repeal the By-Laws of the Corporation shall be vested in the Board of Directors, unless otherwise provided in such By-Laws. The Board of Directors shall have and exercise such further powers as are provided it under present or future laws of the State of Texas.

                                ARTICLE X
                                ---------

      A director shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall have no effect on a director's liability
(i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit.

                               ARTICLE XI
                               ----------

      11.1 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the

Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

      11.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful or intentional misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

      11.3 To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 11.1 and 11.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      11.4 Any indemnification under Section 11.1 and 11.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 11.1 or 11.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, by a majority vote of a committee of the Board designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors not parties to the proceeding, or (3) by special legal counsel selected by the Board of by a Committee by vote as set forth in subsections (1) or (2) of this section, or if such quorum cannot be obtained and such a committee is not established, by a majority vote of all directors, or (4) by the shareholders in a vote that excludes the shares held by the directors who are parties to such action, suit or proceeding.

      11.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

      11.6 This Article is intended to provide for indemnification to the fullest extent permitted by law, as in effect on the date hereof or as hereafter adopted or amended. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

      11.7 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.


      11.8 If the Corporation has paid indemnification or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

      11.9 For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

      11.10 For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.
                              *     *     *

      The undersigned President hereby executes on the behalf of the Corporation the foregoing Amended and Restated Articles of Incorporation of Lincoln Heritage Corporation.

Dated April 6, 1998


                                    /s/ Nicholas M. Powling
                                    ----------------------------------------
                                    Nicholas M. Powling, President


ATTEST:



/s/ Lennie Cappelman
----------------------------------
Lennie Cappelman, Secretary